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                                                                Exhibit 23




                       CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this Annual Report on Form
10-K of The J. M. Smucker Company of our report dated June 8, 1994, included in the 1994 Annual Report to Shareholders of The J.M. Smucker Company.

Our audit also included the financial statement schedules of The J. M. Smucker Company listed in item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-21273 and Form S-8 No. 33-38011) pertaining to the 1987 Stock Option Plan and (Form S-8 No. 33-32637) pertaining to the UK Employees (1989) Stock Option Plan and the Elsenham (Nonapproved) Stock Option Plan, of our report dated June 8, 1994, with respect to the consolidated financial statements in the preceding paragraph with respect to the financial statement schedules included in this Annual Report on Form 10-K of The J. M. Smucker Company.







                                                ERNST & YOUNG


July 12, 1994